Exhibit 99.1

Avago Technologies Limited Announces Third Quarter

Fiscal Year 2015 Financial Results

•	Quarterly GAAP gross margin of 51 percent; Quarterly non-GAAP gross margin from continuing operations of 61 percent

•	Quarterly GAAP diluted EPS of $0.84; Quarterly non-GAAP diluted EPS from continuing operations of $2.24

SAN JOSE, Calif., and SINGAPORE – August 26, 2015 – Avago Technologies Limited

(Nasdaq: AVGO), a leading semiconductor device supplier to the wireless, enterprise storage, wired, and industrial end markets, today reported financial results for the third quarter of its fiscal year 2015, ended August 2, 2015, and provided guidance for the fourth quarter of its fiscal year 2015.

Basis of Presentation

Avago’s financial results include results from LSI Corporation’s (“LSI”) continuing operations starting the third fiscal quarter of 2014, from PLX Technology Inc. starting in the fourth fiscal quarter of 2014, and from Emulex Corporation (“Emulex”) starting the third fiscal quarter of 2015, in each case from the date of their acquisition. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Third Quarter Fiscal Year 2015 GAAP Results

Net revenue was $1,735 million, an increase of 7 percent from $1,614 million in the previous quarter and an increase of 37 percent from $1,269 million in the same quarter last year.

Gross margin was $884 million, or 51 percent of net revenue. This compares with gross margin of $846 million, or 52 percent of net revenue last quarter, and gross margin of $393 million, or 31 percent of net revenue in the same quarter last year.

Operating expenses were $585 million. This compares with $428 million in the prior quarter and $555 million for the same quarter last year.

Operating income was $299 million, or 17 percent of net revenue. This compares with operating income of $418 million, or 26 percent of net revenue, in the prior quarter, and a loss of $162 million, or 13 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $240 million, or $0.84 per diluted share. This compares with net income of $344 million, or $1.21 per diluted share, for the prior quarter, and a net loss of $164 million, or $0.65 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the third fiscal quarter was $1.4 billion, compared to $2.5 billion at the end of the prior quarter.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2015 Financial Results

The Company generated $592 million in cash from operations and spent $148 million on capital expenditures in the third fiscal quarter of 2015.

Within the quarter, the closing of the Company’s acquisition of Emulex resulted in the payment of $582 million in cash to acquire all of Emulex’s outstanding shares. As a result of the acquisition, all of the $175 million aggregate principal amount outstanding of Emulex’s 1.75% Convertible Senior Notes due 2018 (the “Emulex Notes”) became convertible at an increased conversion rate, until June 30, 2015, under the make-whole fundamental change provision of the indenture relating to the Emulex Notes. As a result of the acquisition, upon conversion, holders of Emulex Notes were only entitled to receive a cash payment based on the $8.00 per share acquisition price. All of the outstanding Emulex Notes were converted at this increased conversion rate, resulting in an aggregate cash payout of $178 million in the third quarter.

The Company previously issued $1 billion of its 2% Senior Convertible Notes due 2021 (the “Convertible Notes”) to two investment funds affiliated with Silver Lake Partners. During the third quarter, the noteholders converted all of the Convertible Notes. The settlement of the conversion resulted in an aggregate cash payment of $1 billion, and the issuance of an aggregate of approximately 13.8 million shares of the Company to the noteholders within the quarter.

On June 30, 2015, the Company paid a quarterly cash dividend of $0.40 per ordinary share, totaling $104 million.

Third Quarter Fiscal Year 2015 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $1,750 million, an increase of 6 percent from $1,645 million in the previous quarter, and an increase of 36 percent from $1,287 million, in the same quarter last year.

Gross margin from continuing operations was $1,063 million, or 61 percent of net revenue. This compares with gross margin of $998 million, or 61 percent of net revenue last quarter, and gross margin of $735 million, or 57 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $733 million, or 42 percent of net revenue. This compares with operating income from continuing operations of $701 million, or 43 percent of net revenue, in the prior quarter, and $428 million, or 33 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $660 million, or $2.24 per diluted share. This compares with net income of $620 million, or $2.13 per diluted share last quarter, and net income of $347 million, or $1.26 per diluted share, in the same quarter last year.

Avago Technologies Limited Announces Third Quarter Fiscal Year 2015 Financial Results

Third Quarter Fiscal Year 2015 Non-GAAP Results

				Change
(Dollars in millions, except EPS)	Q3 15	Q2 15	Q3 14	Q/Q		Y/Y
Net Revenue	$1,750	$1,645	$1,287		+6%		+36%
Gross Margin	61%	61%	57%		—		+4ppt
Operating Expenses	$330	$297	$307	+$	33	+$	23
Net Income	$660	$620	$347	+$	40	+$	313
Earnings Per Share - Diluted	$2.24	$2.13	$1.26	+$	0.11	+$	0.98

“In contrast to the recent volatility and uncertainty in equity markets, our market fundamentals have been relatively stable and I am pleased with our third quarter revenue and earnings performance,” said Hock Tan, President and CEO of Avago Technologies Limited. “Led by strong seasonal growth in our wireless segment, and stable performance from our enterprise storage, wired and industrial segments, we expect solid sequential revenue growth to sustain in the fourth quarter.”

Other Quarterly Data

	Percentage of Net Revenue*			Growth Rates
Net Revenue by Segment	Q3 15	Q2 15	Q3 14	Q/Q	Y/Y
Wireless Communications	35	35	28	7%	69%
Enterprise Storage	34	28	32	26%	46%
Wired Infrastructure	21	23	27	-3%	7%
Industrial & Other	10	14	13	-21%	2%

*	Represents percentages of non-GAAP net revenue

Key Statistics (Dollars in millions)	Q3 15	Q2 15	Q3 14
Cash From Operations	$592	$663	$314
Depreciation	$59	$58	$46
Amortization	$197	$172	$211
Capital Expenditures	$148	$177	$95
Non-GAAP Days Sales Outstanding	42	42	39
Non-GAAP Inventory Days On Hand	67	69	79

Fourth Quarter Fiscal Year 2015 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the fourth quarter of fiscal year 2015, ending November 1, 2015, is expected to be as follows:

Avago Technologies Limited Announces Third Quarter Fiscal Year 2015 Financial Results

	GAAP	Reconciling Items	Non-GAAP
Net Revenue	$1,838M +/- $25M	$12M	$1,850M +/- $25M
Gross Margin	52.75% +/- 1%	$148M	60.50% +/- 1%
Operating Expenses	$485M	$149M	$336M
Interest and Other	$38M	—	$38M
Taxes	$29M	$13M	$42M
Diluted Share Count	289M	7M	296M

Projected reconciling items:

•	Non-GAAP Revenue includes $12 million of LSI intellectual property licensing revenue not included in GAAP revenue as a result of the effects of purchase accounting for the LSI acquisition;

•	Non-GAAP Gross Margin includes the effects of $12 million of LSI intellectual property licensing revenue and excludes the effects of $128 million of amortization of intangible assets, $7 million of share-based compensation expense, and $1 million of restructuring charges;

•	Non-GAAP Operating Expenses exclude $64 million of amortization of intangible assets, $59 million of share-based compensation, $17 million of acquisition-related costs, and $9 million of restructuring charges; and

•	$13 million provision at the Taxes line represents the tax effects of the reconciling items noted above.

Capital expenditures for the fourth fiscal quarter are expected to be approximately $134 million. For the fourth fiscal quarter, depreciation is expected to be $58 million and amortization is expected to be $192 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance also excludes any impact from any mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Citi 2015 Global Technology Conference on September 9, 2015 in New York City, meeting investors at the 22nd CLSA Investor’s Forum on September 15 and September 16, 2015 in Hong Kong, and presenting at the Deutsche Bank 23rd Annual Leveraged Finance Conference on September 29th, 2015 in Phoenix.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the third quarter of fiscal year 2015, and to provide guidance for the fourth quarter of fiscal year 2015, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1

Avago Technologies Limited Announces Third Quarter Fiscal Year 2015 Financial Results

(720) 634-2946. The passcode is 14170506. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 14170506. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information includes the effect of purchase accounting on revenues, and excludes amortization of intangible assets, share-based compensation expense, restructuring and asset impairment charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, write-off of debt issuance costs, gain on extinguishment of debt, income (loss) from and gain (loss) on discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. The presentation of these and other similar items in Avago’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog, digital, mixed signal and optoelectronics components and subsystems with a focus in III-V compound and CMOS based semiconductor design and processing. Avago’s extensive product portfolio serves four primary target markets: wireless communications, enterprise storage, wired infrastructure, and industrial and other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; risks associated with our pending acquisition of Broadcom Corporation (“Broadcom”), including (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of Avago or Broadcom for the transaction are not obtained; (2) litigation challenging the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to

Avago Technologies Limited Announces Third Quarter Fiscal Year 2015 Financial Results

consummate the transaction; (4) risks that the proposed transaction disrupts our current plans and operations; (5) our ability to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) our ability to realize the benefits of the acquisition of Broadcom, as well as delays, challenges and expenses associated with integrating the businesses and the indebtedness planned to be incurred in connection with the transaction; and (10) legislative, regulatory and economic developments; delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from acquisitions we may make, including our recent acquisitions of LSI Corporation, PLX Technology Inc., and Emulex Corporation; our ability to increase our internal manufacturing capacity to meet customer demand; our ability to accurately estimate customers’ demand and adjust supply chain and third party manufacturing capacity accordingly; our ability to improve our manufacturing efficiency and quality; increased dependence on the volatile wireless handset market and on the enterprise storage market; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; the significant indebtedness incurred by us in connection with the LSI Corporation acquisition, including the need to generate sufficient cash flows to service and repay such debt; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on June 10, 2015 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of each of Broadcom and Avago for their consideration. On July 29, 2015, Pavonia Limited (“Holdco”) and Safari Cayman L.P. (“Holdco LP”) filed with the SEC a Registration Statement on Form S-4 which includes the preliminary joint proxy statement of Avago and Broadcom and also constitutes a prospectus

Avago Technologies Limited Announces Third Quarter Fiscal Year 2015 Financial Results

of Holdco and Holdco LP. Each of Broadcom and Avago will provide the joint proxy statement/prospectus to their respective shareholders. These materials are not yet final and will be amended. Broadcom and Avago also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Broadcom and Avago has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROADCOM AND AVAGO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on Broadcom’s Investor Relations website (www.broadcom.com/investors) (for documents filed with the SEC by Broadcom) or Avago Investor Relations at (408) 433-8000 or investor.relations@avagotech.com (for documents filed with the SEC by Avago, Holdco or Holdco LP).

Participants in the Solicitation

Broadcom, Avago, Holdco and Holdco LP and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Broadcom and Avago shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Broadcom and Avago shareholders in connection with the proposed transaction are set forth in the above-referenced joint proxy statement/prospectus. You can find more detailed information about Broadcom’s executive officers and directors in its definitive proxy statement filed with the SEC on March 27, 2015. You can find more detailed information about Avago’s executive officers and directors in its definitive proxy statement filed with the SEC on February 20, 2015. Additional information about Broadcom’s executive officers and directors and Avago’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4.

# # #

Contacts:

Avago Technologies Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2015	2015	2014	2015	2014
Net revenue	$1,735	$1,614	$1,269	$4,984	$2,679
Cost of products sold:
Cost of products sold	694	654	560	2,038	1,233
Purchase accounting effect on inventory	26	—	200	30	200
Amortization of intangible assets	129	113	105	355	141
Restructuring charges	2	1	11	5	16

Total cost of products sold	851	768	876	2,428	1,590

Gross margin	884	846	393	2,556	1,089
Research and development	276	251	240	762	461
Selling, general and administrative	143	108	137	368	278
Amortization of intangible assets	68	59	91	186	106
Restructuring and asset impairment charges	98	10	87	122	107

Total operating expenses	585	428	555	1,438	952

Operating income (loss)	299	418	(162)	1,118	137
Interest expense	(43)	(53)	(55)	(150)	(56)
Other income (expense), net	11	(1)	(2)	14	(2)

Income (loss) from continuing operations before income taxes	267	364	(219)	982	79
Provision for (benefit from) income taxes	23	25	(99)	61	(93)

Income (loss) from continuing operations	244	339	(120)	921	172
Income (loss) from discontinued operations (including a gain on disposal of $14 million in the three fiscal quarters ended August 2, 2015), net of income taxes	(4)	5	(44)	14	(44)

Net income (loss)	$240	$344	$(164)	$935	$128

Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.92	$1.31	$(0.48)	$3.54	$0.69
Income (loss) per share from discontinued operations, net of income taxes	$(0.01)	$0.02	$(0.17)	$0.06	$(0.18)
Net income (loss) per share	$0.91	$1.33	$(0.65)	$3.60	$0.51
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.85	$1.19	$(0.48)	$3.25	$0.65
Income (loss) per share from discontinued operations, net of income taxes	$(0.01)	$0.02	$(0.17)	$0.05	$(0.17)
Net income (loss) per share	$0.84	$1.21	$(0.65)	$3.30	$0.48
Shares used in per share calculations:
Basic	265	258	252	260	251
Diluted	287	284	252	283	265
Share-based compensation expense included in continuing operations:
Cost of products sold	$7	$6	$6	$19	$12
Research and development	31	27	20	77	38
Selling, general and administrative	25	24	24	73	54

Total share-based compensation expense	$63	$57	$50	$169	$104

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2015	2015	2014	2015	2014
Net revenue on GAAP basis	$1,735	$1,614	$1,269	$4,984	$2,679
Acquisition-related purchase accounting revenue adjustment	15	31	18	68	18

Net revenue on non-GAAP basis	$1,750	$1,645	$1,287	$5,052	$2,697

Gross margin on GAAP basis	$884	$846	$393	$2,556	$1,089
Acquisition-related purchase accounting revenue adjustment	15	31	18	68	18
Purchase accounting effect on inventory	26	—	200	30	200
Amortization of intangible assets	129	113	105	355	141
Share-based compensation expense	7	6	6	19	12
Restructuring charges	2	1	11	5	16
Acquisition-related costs	—	1	2	2	6

Gross margin on non-GAAP basis	$1,063	$998	$735	$3,035	$1,482

Research and development on GAAP basis	$276	$251	$240	$762	$461
Share-based compensation expense	31	27	20	77	38
Acquisition-related costs	—	3	1	9	5

Research and development on non-GAAP basis	$245	$221	$219	$676	$418

Selling, general and administrative expense on GAAP basis	$143	$108	$137	$368	$278
Share-based compensation expense	25	24	24	73	54
Acquisition-related costs	33	8	25	51	45

Selling, general and administrative expense on non-GAAP basis	$85	$76	$88	$244	$179

Total operating expenses on GAAP basis	$585	$428	$555	$1,438	$952
Amortization of intangible assets	68	59	91	186	106
Share-based compensation expense	56	51	44	150	92
Restructuring and asset impairment charges	98	10	87	122	107
Acquisition-related costs	33	11	26	60	50

Total operating expenses on non-GAAP basis	$330	$297	$307	$920	$597

Operating income (loss) on GAAP basis	$299	$418	$(162)	$1,118	$137
Acquisition-related purchase accounting revenue adjustment	15	31	18	68	18
Purchase accounting effect on inventory	26	—	200	30	200
Amortization of intangible assets	197	172	196	541	247
Share-based compensation expense	63	57	50	169	104
Restructuring and asset impairment charges	100	11	98	127	123
Acquisition-related costs	33	12	28	62	56

Operating income on non-GAAP basis	$733	$701	$428	$2,115	$885

Other income (expense), net on GAAP basis	$11	$(1)	$(2)	$14	$(2)
Write-off of debt issuance costs	—	13	—	13	—
Gain on extinguishment of debt	(3)	—	—	(3)	—

Other income (expense), net on non-GAAP basis	$8	$12	$(2)	$24	$(2)

Income (loss) from continuing operations before income taxes on GAAP basis	$267	$364	$(219)	$982	$79
Acquisition-related purchase accounting revenue adjustment	15	31	18	68	18
Purchase accounting effect on inventory	26	—	200	30	200
Amortization of intangible assets	197	172	196	541	247
Share-based compensation expense	63	57	50	169	104
Restructuring and asset impairment charges	100	11	98	127	123
Acquisition-related costs	33	12	28	62	56
Write-off of debt issuance costs	—	13	—	13	—
Gain on extinguishment of debt	(3)	—	—	(3)	—

Income before income taxes on non-GAAP basis	$698	$660	$371	$1,989	$827

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2015	2015	2014	2015	2014
Provision for (benefit from) income taxes on GAAP basis	$23	$25	$(99)	$61	$(93)
Income tax effects of non-GAAP reconciling adjustments	15	15	123	52	133

Provision for income taxes on non-GAAP basis	$38	$40	$24	$113	$40

Net income (loss) on GAAP basis	$240	$344	$(164)	$935	$128
Acquisition-related purchase accounting revenue adjustment	15	31	18	68	18
Purchase accounting effect on inventory	26	—	200	30	200
Amortization of intangible assets	197	172	196	541	247
Share-based compensation expense	63	57	50	169	104
Restructuring and asset impairment charges	100	11	98	127	123
Acquisition-related costs	33	12	28	62	56
Write-off of debt issuance costs	—	13	—	13	—
Gain on extinguishment of debt	(3)	—	—	(3)	—
Income tax effects of non-GAAP reconciling adjustments	(15)	(15)	(123)	(52)	(133)
Discontinued operations, net of income taxes	4	(5)	44	(14)	44

Net income on non-GAAP basis	$660	$620	$347	$1,876	$787

Shares used in per share calculation - diluted on GAAP basis	287	284	252	283	265
Non-GAAP adjustment	7	7	24	7	6

Shares used in per share calculation - diluted on non-GAAP basis(1)	294	291	276	290	271

Days sales outstanding on GAAP basis	43	43	42
Non-GAAP adjustment	(1)	(1)	(3)

Days sales outstanding on non-GAAP basis(2)	42	42	39

Inventory Days on Hand on GAAP basis	64	68	58
Non-GAAP adjustment	3	1	21

Inventory Days on Hand on non-GAAP basis(3)	67	69	79

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(2)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges, acquisition-related costs, and cost of products sold attributable to discontinued operations.

AVAGO TECHNOLOGIES LIMITED

GAAP AND NON-GAAP NET REVENUE BY SEGMENT - UNAUDITED

(IN MILLIONS, EXCEPT PERCENTAGES)

	Fiscal Quarter Ended
	August 2, 2015				May 3, 2015				August 3, 2014				Growth Rates
	GAAP		Non-GAAP		GAAP		Non-GAAP		GAAP		Non-GAAP		GAAP		Non-GAAP
													Q/Q	Y/Y	Q/Q	Y/Y
Net revenue by segment:
Wireless Communications	$616	36%	$616	35%	$576	36%	$576	35%	$364	29%	$364	28%	7%	69%	7%	69%
Enterprise Storage	588	34	588	34	467	29	467	28	404	32	404	32	26%	46%	26%	46%
Wired Infrastructure	372	21	372	21	382	23	382	23	352	27	349	27	-3%	6%	-3%	7%
Industrial & Other (1)	159	9	174	10	189	12	220	14	149	12	170	13	-16%	7%	-21%	2%

Total net revenue	$1,735	100%	$1,750	100%	$1,614	100%	$1,645	100%	$1,269	100%	$1,287	100%

(1)	Non-GAAP data includes the effect of acquisition-related purchase accounting revenue adjustment.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	August 2,	November 2,
	2015	2014 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,354	$1,604
Trade accounts receivable, net	809	782
Inventory	507	519
Assets held-for-sale	109	628
Other current assets	390	302

Total current assets	3,169	3,835
Property, plant and equipment, net	1,392	1,158
Goodwill	1,729	1,596
Intangible assets, net	3,469	3,617
Other long-term assets	229	285

Total assets	$9,988	$10,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$501	$515
Employee compensation and benefits	230	219
Other current liabilities	175	236
Current portion of long-term debt	46	46

Total current liabilities	952	1,016
Long-term liabilities:
Long-term debt	3,915	4,543
Convertible notes payable to related party - non-current	—	920
Pension and post-retirement benefit obligations	467	506
Other long-term liabilities	373	263

Total liabilities	5,707	7,248

Shareholders’ equity:
Ordinary shares, no par value	2,403	2,009
Retained earnings	1,927	1,284
Accumulated other comprehensive loss	(49)	(50)

Total shareholders’ equity	4,281	3,243

Total liabilities and shareholders’ equity	$9,988	$10,491

(1)	Amounts as of November 2, 2014 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 2,	May 3,	August 3,	August 2,	August 3,
	2015	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$240	$344	$(164)	$935	$128
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	256	230	257	712	375
Amortization of debt issuance costs and accretion of debt discount	4	7	7	18	7
Share-based compensation	63	57	55	169	109
Tax benefits of share-based compensation	32	52	(12)	105	—
Excess tax from share-based compensation	(32)	(50)	11	(102)	—
Non-cash portion of restructuring and asset impairment charges	70	—	—	75	—
Gain on sale of business	—	—	—	(14)	—
Deferred taxes	(33)	4	(18)	(35)	(20)
Other	1	13	10	20	7
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(2)	(40)	11	22	110
Inventory	20	10	215	63	199
Accounts payable	(29)	55	(23)	(52)	(39)
Employee compensation and benefits	29	49	30	(12)	18
Other current assets and current liabilities	(39)	(25)	42	(130)	31
Other long-term assets and long-term liabilities	12	(43)	(107)	(38)	(131)

Net cash provided by operating activities	592	663	314	1,736	794

Cash flows from investing activities:
Proceeds from sale of business	—	—	—	650	—
Acquisition of businesses, net of cash acquired	(394)	—	(5,644)	(394)	(5,644)
Purchases of property, plant and equipment	(148)	(177)	(95)	(487)	(220)
Proceeds from disposals of property, plant and equipment	—	37	—	63	—
Purchases of investments	—	(9)	—	(9)	—
Proceeds from sale of investments	—	—	—	—	14

Net cash used in investing activities	(542)	(149)	(5,739)	(177)	(5,850)

Cash flows from financing activities:
Debt repayments	(1,010)	(605)	—	(1,627)	—
Payment of assumed debt	(178)	—	—	(178)	—
Proceeds from term loan borrowings	—	—	4,600	—	4,600
Proceeds from issuance of convertible senior notes	—	—	1,000	—	1,000
Debt issuance costs	—	—	(124)	—	(124)
Issuance of ordinary shares	56	79	33	186	86
Dividend payments to shareholders	(104)	(99)	(73)	(292)	(203)
Repurchases of ordinary shares	—	—	—	—	(12)
Excess tax from share-based compensation	32	50	(11)	102	—
Proceeds from government grants	—	—	—	—	2
Payment of capital lease obligations	—	—	(1)	—	(1)

Net cash (used in) provided by financing activities	(1,204)	(575)	5,424	(1,809)	5,348

Net change in cash and cash equivalents	(1,154)	(61)	(1)	(250)	292
Cash and cash equivalents at beginning of period	2,508	2,569	1,278	1,604	985

Cash and cash equivalents at end of period	$1,354	$2,508	$1,277	$1,354	$1,277